Agreement on Transfer of Ownership Interest

THIS AGREEMENT ON TRANSFER OF OWNERSHIP INTEREST (the “Agreement”) is made on May 31, 2005

BETWEEN:

(1)
PPF (CYPRUS) LIMITED, a company organized under the laws of the Republic of Cyprus with registered number HE 92433, and having its registered office at Arch. Makariou III, 2-4, Capital Center, 9th Floor, PC 1505, Nicosia, Cyprus (the “Seller”); and

(2)	CME Media Enterprises B.V., a company organized and existing under the laws of the Netherlands, with its registered office at Birkstraat 89, 3768 HD Soest, the Netherlands (the “Purchaser”).

WHEREAS:

(A)
As of the date hereof, PGT Corporation s.r.o. is a limited liability company organized and existing under the laws of the Czech Republic and registered in the Commercial Register kept by the Municipal Court in Prague, the Czech Republic, file number C, insert 95420, identification number 27088944, with its seat at Kříženeckého nám. 1078/5, Prague 5, PSČ 152 00 (seat registered in the Commercial Register: Klimentská 46, Postal Code 110 02, Prague 1) (the “Company”), and has a registered capital of CZK 200,000 (the “Registered Capital”).

(B)	Both the Seller and the Purchaser are partners in the Company.

(C)
The Purchaser has exercised its call option under Article 12.2. of the TV Nova Group Agreement made among CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company organized and existing under the laws of Bermuda, with its registered office at Clarendon House, Church Street, Hamilton, HM CX Bermuda, the Purchaser and the Seller on May 2, 2005, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller its entire ownership interest in the Company amounting to 15% and corresponding to the Seller’s contribution into the Registered Capital in the amount of CZK 30,000 (the “Ownership Interest”).

(D)	The Seller has agreed to sell the Ownership Interest and the Purchaser has agreed to purchase the Ownership Interest on and subject to the terms and conditions set out herein.

(E)	The sale and purchase of the Ownership Interest contemplated hereunder has been duly approved by a resolution of the General Meeting of the Company on May 31, 2005.

IT IS AGREED:

1.	Interpretation and Definitions

1.1	For the purpose of this Agreement (including its Recitals), the following words and expressions have the meaning respectively set opposite to them:

Company	Has the meaning ascribed thereto in Recital (A);

Closing	Means completion of the sale and purchase of the Ownership Interest in accordance with the terms and conditions of this Agreement;

CZK	Means lawful currency of the Czech Republic;

Framework Agreement	Means the Framework Agreement entered into by and between the Seller, the Purchaser and Central European Media Enterprises Ltd. on December 13, 2004;

Party	Means the Seller and/or the Purchaser;

Purchase Price	USD 1,282.00 (one thousand two hundred and eighty-two U.S. dollars);

Purchaser	Has the meaning set forth in the introduction to this Agreement;

Ownership Interest	Has the meaning ascribed thereto in Recital (B);

Registered Capital	Has the meaning ascribed thereto in Recital (A);

Seller	Has the meaning set forth in the introduction to this Agreement;

TV Nova Value	Has the meaning set forth in Clause 3.2 of the Framework Agreement; and

USD	Means lawful currency of the United States of America.

1.2	In this Agreement, unless the context otherwise requires,

(a)	references to this Agreement or any other document include this Agreement or such other document as varied, modified or supplemented in any manner from time to time;

(b)	reference to Recitals and Clauses are references to the recitals and clauses of this Agreement;

(c)	references to one gender include both genders and references to the singular include the plural and vice-versa; and

(d)	headings are inserted for convenience only and shall be ignored in construing this Agreement.

1.3	Recitals to this Agreement form an integral part hereof.

2.	Sale and Purchase of Ownership Interest

Subject to the terms and conditions of this Agreement, the Seller sells the Ownership Interest and the Purchaser purchases the Ownership Interest for the Purchase Price on and with effect from the date hereof.

3.	Payment

The Purchase Price shall be payable on the date of execution hereof. The Purchase Price shall be paid by wire transfer in immediately available funds to the account of the Seller as previously notified to the Purchaser.

4.	Adjustment to the Purchase Price

The Parties hereby agree in accordance with their respective rights and obligations set forth in the Framework Agreement that should the TV Nova Value change, the Parties undertake to adjust the Purchase Price in accordance with the respective provisions of the Framework Agreement.

5.	Closing

The Purchaser shall become the owner of the Ownership Interest as of the date hereof. The transfer of the Ownership Interest from the Seller to the Purchaser shall take effect vis-à-vis the Company as of the day this Agreement is delivered to the Company.

6.	Further Assurance

Each Party shall execute and/or deliver all such instruments and other documents and shall take all such actions as may be necessary in order to give full effect to the intentions of this Agreement.

7.	Authority/Consent

Each Party represents that (a) it has the necessary power and authority to enter into and perform its obligations under this Agreement, (b) all proceedings that are required to be taken, and all approvals that are required to be obtained, by such Party to authorize it to execute, deliver and perform the terms of this Agreement have been taken or approved, and (c) no additional consent by any other party is required in connection with such Party’s execution or performance of this Agreement.

8.	Titles and Encumbrances

The Seller represents and warrants to the Purchaser as of the date hereof that (a) the Seller is the lawful owner of the Ownership Interest, and (b) the Ownership Interest is free and clear of any liens, charges, pledges or other encumbrances of any third party rights

9.	Notices

9.1
Any notice or other communication to be given under this Agreement shall be in writing, in English language, and shall be deemed to have been duly served on a Party if it is left at the authorized address of that Party or is posted by registered mail addressed to that Party at such address or is sent by facsimile transmission to a machine situated at such an address and shall if:

(a)	personally delivered, be deemed to have been received against confirmation;

(b)	posted by registered mail, be deemed to have been received against confirmation.

9.2	For the purposes of this Clause 9, the authorized address of the Parties shall be as follows:

(a)	if to the Seller

PPF CONSULTING a.s.
Na Pankráci 1658/121
140 00 Praha 4 - Pankrác
Czech Republic

Attn.: Tomáš Brzobohatý

Tel.: +420 224 559 072
Fax: +420 224 559 229

(b)	if to the Purchaser

CME Media Enterprises B.V.
71-91 Aldwych
London WC2B 4HN
Attn: General Counsel
Fax: +44 207 430 5403

or such other address as that Party may notify to the others in writing from time to time in accordance with the requirements of this Clause.

10.	Severability

If any provision of this Agreement (or of any document referred to herein) is held to be illegal, invalid or unenforceable in whole or in part, the legality, validity and enforceability of the remaining provisions of this Agreement (or such other document) shall not in any way be affected or impaired thereby.

11.	Entire Agreement and Variation

No variation, supplement, deletion or replacement of, to or from this Agreement or any of its terms shall be valid and effective unless made in writing and signed by or on behalf of each Party.

12.	General Provisions

12.1
Any waiver of a breach of any of the terms of this Agreement or of any default hereunder shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

12.2
No failure to exercise and no delay on the part of any Party in exercising any right, remedy, power or privilege of that Party under this Agreement and no course of dealing between the Parties shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided by this Agreement are cumulative and they are not exclusive to any rights or remedies provided by law.

13.	Necessary Steps

If, for any reason, any additional steps or measures are required based on the request of any court or any notary with respect to the registration of the transfer of the Ownership Interest by the Municipal Court in Prague, each Party undertakes to use its best efforts to do any such required steps or measures to ensure proper and timely registration of the sale and purchase of the Ownership Interest under this Agreement.

14.	Language

This Agreement may be executed in more than one counterpart in the English language, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

15.	Dispute Resolution

Any disputes, claims or controversy between any of the parties arising out of or related to this Agreement, including any question as to its formation, validity, interpretation or termination, that cannot be resolved by negotiations between such parties shall be settled by arbitration on an ad hoc basis in accordance with the UNCITRAL Arbitration Rules, by three arbitrators appointed by the parties in dispute or otherwise appointed by the London Court of International Arbitration in accordance with such rules. The arbitration shall be conducted in London and all documents and proceedings shall be in the English language. Any of the parties shall have the right to initiate the proceedings.

16.	Governing Law

This Agreement and rights of the Parties hereunder shall be governed by, construed and take effect in accordance with Czech law.

17.	Effective Date

This Agreement is valid and takes effect upon its signing by the Parties to it.

AS WITNESS the hands of the Parties or their duly authorized representatives the day and year written hereunder.

Dated May 31, 2005

PPF (CYPRUS) LIMITED

By:	/s/ Vladimir Uhde
Name:	Mgr. Vladimír Uhde
Title:	Attorney in Fact

CME Media Enterprises B.V.

By:	/s/ Petr Kotrlik
Name:	JUDr. Petr Kotrlík
Title:	Attorney in Fact